Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Member of
Motor Sport Country Club, LLC

We have audited the accompanying balance sheets of Motor Sport Country Club, LLC (the “Company”) as of December 31, 2009 and 2008, and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years ended December 31, 2009 and 2008 as well as for the period August 23, 2007 (Inception) through December 31, 2009. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform an audit of the Company’s internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Motor Sport Country Club, LLC as of December 31, 2009 and 2008, and the results of its statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended and period August 23, 2007 (Inception) through December 31, 2009 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.   As discussed in Note 1 to the financial statements, the Company has sustained operating losses and needs to obtain additional financing or restructure its current obligations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ KBL, LLP
New York, NY
May 13, 2010

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008
ASSETS
CURRENT ASSETS
Cash	$57,723	$25,548
Total current assets	57,723	25,548

TOTAL ASSETS	$57,723	$25,548

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
Accounts payable and accrued expenses	$-	$-
Total current liabilities	-	-

TOTAL LIABILITIES	-	-

MEMBERS' EQUITY (DEFICIT)

Member's equity	307,341	195,636
Deficit accumulated during the development stage	(249,618)	(170,088)
Total stockholders' equity (deficit)	57,723	25,548

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$57,723	$25,548

The accompanying notes are an integral part of these financial statements.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
AND FOR THE PERIOD AUGUST 23, 2007 (INCEPTION) THROUGH DECEMBER 31, 2009

			AUGUST 23, 2007
			(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	DECEMBER 31, 2009	DECEMBER 31, 2008	DECEMBER 31, 2009

OPERATING REVENUE	$-	$-	$-

COST OF REVENUES	-	-	-

GROSS PROFIT	-	-	-

OPERATING EXPENSES
Land option purchase	-	-	15,000
Advertising and promotion	24,891	68,857	97,983
Wages and professional fees	48,131	5,349	99,610
General and administrative	6,721	21,144	43,538
Total operating expenses	79,743	95,350	256,131

NON-OPERATING INCOME (EXPENSE)
Interest income (expense)	213	2,067	6,513
Total non-operating income (expense)	213	2,067	6,513

NET (LOSS)	$(79,530)	$(93,283)	$(249,618)

The accompanying notes are an integral part of these financial statements.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CHANGES IN MEMBERS' EQUITY (DEFICIT)
FOR THE PERIOD AUGUST 23, 2007 (INCEPTION) THROUGH DECEMBER 31, 2009

			Deficit
			Accumulated
	Member	Member	During the
	Capital	Capital	Development
	Contributions	Distributions	Stage	Total

Opening Balance - August 23, 2007 (Inception of Motor
Sport Country Club, LLC)	$-	$-	$-	$-

Contributions	310,895	-	-	310,895

Distributions	-	(63,073)	-	(63,073)

Net loss for the period	-	-	(76,805)	(76,805)

Balance - December 31, 2007	310,895	(63,073)	(76,805)	171,017

Contributions	125,960	-	-	125,960

Distributions	-	(178,146)	-	(178,146)

Net loss for the year	-	-	(93,283)	(93,283)

Balance - December 31, 2008	436,855	(241,219)	(170,088)	25,548

Contributions	418,316	-	-	418,316

Distributions	-	(306,611)	-	(306,611)

Net loss for the year	-	-	(79,530)	(79,530)

Balance - December 31, 2009	$855,171	$(547,830)	$(249,618)	$57,723

 The accompanying notes are an integral part of these financial statements.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOW
FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008
AND FOR THE PERIOD AUGUST 23, 2007 (INCEPTION) THROUGH DECEMBER 31, 2009

			AUGUST 23, 2007
			(INCEPTION)
	YEAR ENDED	YEAR ENDED	THROUGH
	DECEMBER 31, 2009	DECEMBER 31, 2008	DECEMBER 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)	$(79,530)	$(93,283)	$(249,618)

Adjustments to reconcile net (loss)
to net cash used in operating activities:

Change in assets and liabilities
Increase (decrease) in accounts payable and accrued expenses	-	-	-
Total adjustments	-	-	-
Net cash (used in) operating activities	(79,530)	(93,283)	(249,618)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributions of capital, net of distributions by Member	111,705	(52,186)	307,341
Net cash provided by financing activities	111,705	(52,186)	307,341

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	32,175	(145,469)	57,723

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	25,548	171,017	-

CASH AND CASH EQUIVALENTS - END OF PERIOD	$57,723	$25,548	$57,723

 The accompanying notes are an integral part of these financial statements.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION

Organization

Motor Sport Country Club, LLC the “Company”) was organized in the State of Colorado on August 23, 2007.

The Company was formed to investigate the feasibility, the desirability and construction of a luxurious motor sport schemed destination resort and to validate the existence of a profitable business opportunity. Upon due diligence, the Company identified various sites for the planned projects throughout the world. In June 2007, just prior to the Company being formed, the sole member contracted to acquire a parcel of land totaling 2,600 acres outside of Denver, Colorado. In March 2010, the land option which was expired was extended through December 2010. The Company has obtained full planning permits and other permissions for the resort master plan, excluding specific permissions for the residential unit component.

The Company intends to fill with its exciting and completely new concept in luxury country club resorts, a country club, aimed at performance car enthusiasts. The prospective members will have access to four (4) individual tracks of different lengths and character with a combined length of 10 miles, which would make it the longest track in the US; a clubhouse that will include fine dining, a lounge area, bars, cigar and wine tasting rooms, locker rooms and a pro shop for all of the members driving needs; a paddock area which has garages available for members to buy or rent, a high performance driving school that will offer first class instructions, along with different vehicles for members and guests to take around the track; car condos that will house several cars and a lounge area; and living accommodations.

The Company has also identified several locations in South America, Asia, and Europe to expand into. The only comparable track in terms of length in the world is the Nuerburgring in Germany.

The Company contemplates that revenue will be derived by the following sources:

Initiation fees and annual dues – Rather than having to wait for a track event being organized by a car club, track time will be available to be booked online or via a call to the track concierge. Members will essentially have unlimited track time.

Non-member track rentals – Non-member track rental will be very limited, however will be available.

Garage rental and sales – A number of members will have dedicated track cars that they will opt to leave at the club. Many race teams need to rent garage space to service their cars and for storage.

Residence rentals and sales – Members and their guests will likely stay at the resort for several days. A residence club is planned to accommodate their needs.

Other sources – Revenue will include sales generated by the driving school, service garage, pro shop, restaurants, and lodging.

Land sales – The Company has planned more than 1,000 acres designated for home sites, and have an exclusive residential community.

Events – The Company anticipates that the club will bring in a major series event, as well as automobile manufacturers having launch events.

The Company has executed Membership Agreements with approximately 30 individuals, and had a few of them canceled due to the financial crisis. The Company has three membership classes; founding members, corporate members and regular members. Each membership class is summarized below.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Organization (Continued)

Founding Members – this class is limited to 50 members. The membership fee is $150,000, founding members will pay an initiation fee of 5% ($7,500), the balance is payable within thirty days of the achievement of the Company completing $5,000,000 of financial commitments, no annual dues, and 12 free passes per year for the first 2 years for guests (a value of $12,000).

Regular Members –The membership fee is $100,000, regular members will pay an initiation fee of 5% ($5,000), the balance is payable within thirty days of the achievement of the Company completing $5,000,000 of financial commitments, annual dues of $9,000, and 12 free passes per year for the first year for guests (a value of $6,000).

Corporate Members –The membership fee and annual dues are negotiable on a case by case basis, and corporate members will pay a daily fee of $500 for all guests.

Each of the individuals that have signed their Membership Agreements, signed and will continue to sign an Annual Release and Waiver of Liability, Assumption of Risk and Indemnity Agreement (Attachment B to the Membership Agreement).

In addition, the members that have paid their Initiation Fees and these fees have been deposited in UMB Bank, the escrow agent (“Escrow Agent”). The Escrow Agent will hold all funds until the Company has achieved financial commitments of $5,000,000. If the financial commitment has not been achieved on or before December 1, 2010, the prospective members’ deposits shall be returned and there will be no further obligation between the Company and the prospective members.

Codifications

Effective July 1, 2009, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 105-10, Generally Accepted Accounting Principles – Overall (“ASC 105-10”). ASC 105-10 establishes the FASB Accounting Standards Codification (the “Codification”) as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards. All other non-grandfathered, non-SEC accounting literature not included in the Codification is non-authoritative. The FASB will not issue new standards in the form of Statements, FASB Positions or Emerging Issue Task Force Abstracts. Instead, it will issue Accounting Standards Updates (“ASUs”). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the bases for conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

Going Concern and Management’s Liquidity Plans

As of December 31, 2009, the Company had no significant operations other than initial start-up activities.

The Company is in the development stage. The Company’s operating and capital requirements in connection with the planned development of the country club will be significant.

As shown in the accompanying financial statements, the Company has incurred recurring losses of $79,530 and $93,283 for the years ended December 31, 2009 and 2008, and has incurred losses of $249,618 from August 23, 2007 (inception) through December 31, 2009. In addition, the Company’s sole member has funded 100% of the Company’s operations to date.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 — ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Going Concern and Management’s Liquidity Plans (Continued)

No assurance can be given that the Company will be successful in obtaining financing under terms acceptable to the Company or in amounts sufficient to fund its future operating activities to fund the development of the country club. If the Company is unable to obtain capital, it may be required to delay, scale back or eliminate some or all of its business initiatives and therefore there is substantial doubt as to the Company’s ability to continue as a going concern.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

The Company is considered to be in the development stage as defined in ASC 915, “Accounting and Reporting by Development Stage Enterprises”. The Company has devoted substantially all of its efforts to the corporate formation and the developing of the plans to bring the land they have an option on to its intended use.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Concentration of Credit Risk

 As of December 31, 2009, the Company is not subject to significant concentrations of credit risk from financial instruments due to the absence of any significant financial assets.

Allowances for Doubtful Accounts

Once it commences operation, the Company will maintain allowances for doubtful accounts for estimated losses resulting from the inability of its members to make required payments. The amount recorded as an allowance for doubtful accounts in each period will be based upon an assessment of the likelihood that the Company will be paid for outstanding accounts receivable, based on member-specific as well as general considerations. If the financial condition of the Company’s members should deteriorate, resulting in an impairment of their ability to make payments, additional allowances will be recorded. To the extent that the Company’s estimates prove to be too high, and the Company ultimately collects a receivable previously determined to be impaired, the Company will record a reversal of the provision in the period of such determination. As of December 31, 2009, no allowance for doubtful accounts was required due to the absence of any accounts receivable.

Property and Equipment

 Property and equipment will be recorded at cost. The costs of additions and betterments will be capitalized and expenditures for repairs and maintenance will be expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation will be removed from the accounts and any gain or loss included in income.

The Company will periodically evaluate the carrying amount of property and equipment for potential impairment by comparing the carrying amount to the undiscounted cash flows expected to result from the use and eventual disposition of the asset whenever events or circumstances indicate that its carrying amount may not be recoverable.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition

Although the Company has not generated revenues to date, the Company anticipates the recognition of revenue from various sources.

In general, the Company will record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the expected various revenue streams of the Company:

Initiation fees and annual dues – the Company will record these fees in accordance with the terms of the Membership Agreement.

Non-member track rentals – Non-member track rental will be very limited, however will be available. The non-member rentals will pay a per diem fee for use of the country club facilities.

Garage rental and sales – A number of members will have a dedicated track car that they will opt to leave at the club. Many race teams need to rent garage space to service their cars and for storage. The storage fees will be charged in accordance with the unit size and location.

Residence rentals and sales – Members and their guests will likely stay at the resort for several days. A residence club is planned to accommodate their needs. The fees generated for these units will also be charged in accordance with the unit size and location.

Other sources – Revenue will include sales generated by the driving school, service garage, pro shop, restaurants, and lodging.

Land sales – The Company has planned more than 1,000 acres designated for home sites, and have an exclusive residential community. Residents will pay a fee to acquire the land and HOAs.

Events – The Company anticipates that the club will bring in a major series event, as well as automobile manufacturers having launch events. The Company anticipates sponsorship revenue as well as concession revenue from these events.

Income Taxes

  The Company is a single-member limited liability company and for tax purposes is treated as a sole proprietorship All losses generated to date are passed through to the individual member and taxed at the members’ respective tax rates.

Fair Value of Financial Instruments

  The carrying amounts reported in the financial statements for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of their fair value.

Advertising Costs

The Company expenses the costs associated with advertising and promotion as incurred. Advertising and promotion expense is included in the statements of operations for the years ended December 31, 2009 and 2008.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Segment Information

The Company follows the provisions of ASC 280-10, “Disclosures about Segments of an Enterprise and Related Information”. This standard requires that companies disclose operating segments based on the manner in which management disaggregates the Company in making internal operating decisions. The Company as of December 31, 2009 and for the years ended December 31, 2009 and 2008 only operated in one segment.

Recent Issued Accounting Standards

In September 2006, ASC issued 820, Fair Value Measurements. ASC 820 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosure about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. Early adoption is encouraged. The adoption of ASC 820 is not expected to have a material impact on the financial statements.

In February 2007, ASC issued 825-10, The Fair Value Option for Financial Assets and Financial Liabilities – Including an amendment of ASC 320-10, (“ASC 825-10”) which permits entities to choose to measure many financial instruments and certain other items at fair value at specified election dates. A business entity is required to report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. This statement is expected to expand the use of fair value measurement. ASC 825-10 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.

In December 2007, the ASC issued ASC 810-10-65, Noncontrolling Interests in Consolidated Financial Statements. ASC 810-10-65 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, changes in a parent’s ownership of a noncontrolling interest, calculation and disclosure of the consolidated net income attributable to the parent and the noncontrolling interest, changes in a parent’s ownership interest while the parent retains its controlling financial interest and fair value measurement of any retained noncontrolling equity investment.

ASC 810-10-65 is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited. Management is determining the impact that the adoption of ASC 810-10-65 will have on the Company’s financial position, results of operations or cash flows.

In December 2007, the Company adopted ASC 805, Business Combinations (“ASC 805”). ASC 805 retains the fundamental requirements that the acquisition method of accounting be used for all business combinations and for an acquirer to be identified for each business combination. ASC 805 defines the acquirer as the entity that obtains control of one or more businesses in the business combination and establishes the acquisition date as the date that the acquirer achieves control.  ASC 805 will require an entity to record separately from the business combination the direct costs, where previously these costs were included in the total allocated cost of the acquisition.  ASC 805 will require an entity to recognize the assets acquired, liabilities assumed, and any non-controlling interest in the acquired at the acquisition date, at their fair values as of that date.

ASC 805 will require an entity to recognize as an asset or liability at fair value for certain contingencies, either contractual or non-contractual, if certain criteria are met.  Finally, ASC 805 will require an entity to recognize contingent consideration at the date of acquisition, based on the fair value at that date.  This will be effective for business combinations completed on or after the first annual reporting period beginning on or after December 15, 2008.  Early adoption is not permitted and the ASC is to be applied prospectively only.  Upon adoption of this ASC, there would be no impact to the Company’s results of operations and financial condition for acquisitions previously completed.  The adoption of ASC 805 is not expected to have a material effect on the Company’s financial position, results of operations or cash flows.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Issued Accounting Standards (Continued)

           In March 2008, ASC issued ASC 815, Disclosures about Derivative Instruments and Hedging Activities”, (“ASC 815”). ASC 815 requires enhanced disclosures about an entity’s derivative and hedging activities. These enhanced disclosures will discuss: how and why an entity uses derivative instruments; how derivative instruments and related hedged items are accounted for and its related interpretations; and how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. ASC 815 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not believe that ASC 815 will have an impact on their results of operations or financial position.

Effective April 1, 2009, the Company adopted ASC 855, Subsequent Events (“ASC 855”). ASC 855 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. It requires disclosure of the date through which an entity has evaluated subsequent events and the basis for that date – that is, whether that date represents the date the financial statements were issued or were available to be issued. This disclosure should alert all users of financial statements that an entity has not evaluated subsequent events after that date in the set of financial statements being presented. Adoption of ASC 855 did not have a material impact on the Company’s results of operations or financial condition. The Company has evaluated subsequent events through May 13, 2010, the date the financial statements were issued.

In April 2008, the FASB issued ASC 350, “Determination of the Useful Life of Intangible Assets”. The Company adopted ASC 350 on October 1, 2008. The guidance in ASC 350 for determining the useful life of a recognized intangible asset shall be applied prospectively to intangible assets acquired after adoption, and the disclosure requirements shall be applied prospectively to all intangible assets recognized as of, and subsequent to, adoption. The Company does not believe ASC 350 will materially impact their financial position, results of operations or cash flows.

Effective July 1, 2009, the Company adopted FASB ASU No. 2009-05, Fair Value Measurement and Disclosures (Topic 820) (“ASU 2009-05”). ASU 2009-05 provided amendments to ASC 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities. ASU 2009-05 provides clarification that in circumstances in which a quoted market price in an active market for the identical liability is not available, a reporting entity is required to measure fair value using certain techniques. ASU 2009-05 also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of a liability. ASU 2009-05 also clarifies that both a quoted price in an active market for the identical liability at the measurement date and the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required for Level 1 fair value measurements. Adoption of ASU 2009-05 did not have a material impact on the Company’s results of operations or financial condition.

In January 2010, the Company adopted FASB ASU No. 2010-06, Fair Value Measurement and Disclosures (Topic 820)- Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). These standards require new disclosures on the amount and reason for transfers in and out of Level 1 and 2 fair value measurements. The standards also require new disclosures of activities, including purchases, sales, issuances, and settlements within the Level 3 fair value measurements. The standard also clarifies existing disclosure requirements on levels of disaggregation and disclosures about inputs and valuation techniques. These new disclosures are effective beginning with the first interim filing in 2010. The disclosures about the rollforward of information in Level 3 are required for the Company with its first interim filing in 2011. The Company does not believe this standard will impact their financial statements.

Other ASU’s that have been issued or proposed by the FASB ASC that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

MOTOR SPORT COUNTRY CLUB, LLC
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 3 — MEMBERS EQUITY

               The Company’s sole member has funded the Company 100% since inception. He has contributed cash, net of distributions in the amount of $307,341 through December 31, 2009. The net capital contributions have funded all corporate expenditures including amounts incurred for purchasing an option on a parcel of land, site fees, architectural fees, as well as professional fees and general operating expenditures.

NOTE 4 — COMMITMENT

Land Purchase Option

 The Company’s sole member on behalf of the Company entered into an Option to Purchase Land in Colorado to develop the country club. The agreement, entered into on June 29, 2007, obligated the sole member to acquire the land for a purchase price of $1,541,295. The Company paid an initial deposit of $15,000 to secure the land option. The settlement was to occur on September 28, 2007. The Company failed to secure the necessary funding at that time, and worked with the seller of the parcel of land for the past few years, paid for site development, architectural fees and drawings and various other costs. The Company has expensed all of these fees as the agreement expired.

On March 22, 2010, the sole member on behalf of the Company amended the original contract for the purchase of this parcel of land and the amended agreement has a scheduled settlement date of December 31, 2010. The sole member in lieu of paying an additional deposit has guaranteed the seller the receipt of all site plans and various documents he obtained over the past few years as collateral should closing not occur.

NOTE 5 — RELATED PARTY TRANSACTIONS

The sole member has been responsible for 100% of the capital contributions to fund the limited operations. There are no amounts outstanding to related parties and all site planning and professional services incurred to date were completed by non-related parties.

NOTE 6 — SUBSEQUENT EVENT

On March 22, 2010, the sole member on behalf of the Company amended the original contract for the purchase of this parcel of land and the amended agreement has a scheduled settlement date of December 31, 2010. The sole member in lieu of paying an additional deposit has guaranteed the seller the receipt of all site plans and various documents he obtained over the past few years as collateral should closing not occur.

In May 2010, the Company is expected to enter into a Membership Interest Purchase Agreement (“Agreement”) with Victoria Industries, Inc. (the “VI”), and The MSCC Unitholders, a Nevada corporation which is a wholly-owned subsidiary of VI (“Acquisition Sub”).

Pursuant to the Agreement, VI will acquire all of the issued and outstanding membership interests of the Company in exchange for 20,800,000 shares of VI’s common stock.